FatWire and Scientigo Bring Intelligent Search to Enterprise Content Management

Joint technology and marketing agreement brings Scientigo's patented tigo™ intelligent search technology, tigo|search™, to thousands of FatWire users in the Fortune 500 and beyond

New York and Charlotte, N.C. (Business Wire) - January 26, 2006 - Market Central, Inc. d/b/a Scientigo, Inc. (OTCBB: MKTE), a developing technology leader in enterprise content management, and FatWire Software, a leading provider of content management solutions for deploying Web sites and content-centric applications, today announced the signing of a joint development, sales and marketing agreement.

Under the terms of the agreement, the Companies will jointly integrate Scientigo's patented tigo|search technology with FatWire's flagship product, Content Server. In addition, the Companies will jointly market, sell, and support the integrated solution to FatWire's established base of over 450 customers, with several in the Fortune 500.

"We believe the joint partnership between FatWire and Scientigo will bolster growth for both Companies and represents what should be a very productive and lucrative relationship moving forward," says Mark Fasciano, CEO of FatWire Software.

Scientigo's tigo|search blends artificial intelligence, machine learning, rules-based systems, and patented XML technology to deliver a fast, flexible platform that will enable users of FatWire's Content Server to take enterprise search to a new level of relevance and accuracy. With tigo|search, people can use natural language queries to quickly find any information anywhere in the enterprise, including digital text and images, databases, e-mail, Web and intranet pages, even scanned paper documents.

Combining Scientigo's patented tigo|search technology with FatWire's Content Server will help enterprises put all their content to work— both on the Web and throughout the enterprise — through highly targeted and persuasive experiences that influence behavior of customers, partners, and employees, persuading them to take actions that best support their business objectives.

"We're excited to bring our tigo|search technology to FatWire's global network of systems integrators, including Asia, Europe, and the United States," says Doyal Bryant, CEO of Scientigo. "FatWire has won clients by helping organizations eliminate the line between Web content and enterprise content. Our tigo|search is a natural fit, because at Scientigo, we're also focused on helping companies benefit from the convergence of Web and enterprise content."

This agreement is the latest in a series of strategic purchases, partnerships, alliances, and technology licenses between Scientigo and leaders in specific vertical industries, including intelligent search, intelligent document recognition, and intelligent enterprise content management.

About FatWire Software
FatWire Software enables organizations to put content to work by deploying persuasive, content-centric applications and Web sites that attract, convert, and retain customers. Organizations in financial services, manufacturing, retail, media/entertainment, telecommunications, travel, healthcare, and government use FatWire's solutions, which are tailored to meet the needs of departmental, mid-size enterprise and global enterprise initiatives. FatWire's solutions are powered by Content Server, which combines complete business user control over the creation and presentation of content with a scalable architecture for dynamic content delivery and multi-site deployment. Unlike other Content Management solutions that focus on getting content under control, FatWire's solutions enable organizations to put content to work by delivering highly targeted and persuasive experiences to customers, partners, and employees. Founded in 1996, FatWire has over 450 customers, including J.P. Morgan Chase, Sony, Radisson/SAS, European Space Agency, Nihon Seimei, and Bank of China. FatWire is headquartered in New York and operates offices throughout North America, Europe, and Asia-Pacific. For more information about FatWire Software's award-winning products and services, visit www.FatWire.com.

Scientigo™
6701 Carmel Road
Suite 205
Charlotte, NC 28226

704.837.0500 | main
866.821.1668 | fax
scientigo.com

About Scientigo
Scientigo (pronounced "see-ENH-ti-go") is an emerging technology leader that invented, patented, and is now licensing the next-generation of intelligent document recognition, intelligent enterprise content management, and intelligent search technologies for consumers and the enterprise. Scientigo's patented tigo™ technology creates order from information chaos by using artificial intelligence, machine learning, rules-based systems, and patented XML technology to make it faster, easier, and less costly to capture, file, organize, and retrieve any type of information. This boosts employee productivity and corporate agility, reduces document management and research costs, and delivers ROI practically overnight. World-leading third-party independent software and solution providers are licensing Scientigo's technologies to dramatically improve the capabilities, benefits, and market appeal of their offerings; and to speed their time-to-market for the next-generation of intelligent information acquisition and retrieval systems. Scientigo can be reached on the Web at www.scientigo.com.

This news release may contain forward-looking statements. Forward-looking statements are indicated by words such as "expects," "intends," "anticipates," "believes" and similar expressions. Our ability to achieve the results anticipated in such forward-looking statements is subject to risks and uncertainties, including, without limitation, the potential interest of third parties in our intellectual property portfolio, any potential growth of our company, our ability to successfully maximize the value of our intellectual property assets, in addition to general economic conditions, operating results, market acceptance of our solutions and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission. These forward-looking statements are made in accordance with "safe harbor" provided by the Private Securities Litigation Reform Act of 1995 and no assurance can be given that the future results that are the subject of such forward-looking statements will be achieved. The Company undertakes no obligation to publicly update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

SOURCE: Scientigo, Inc.

Investors/Stockbrokers/Institutions:
Elite Financial Communications Group, LLC
Dodi Handy, 407-585-1080
mkte@efcg.net

or

Media/Press:
Gregory FCA Communications, Inc.
Mike Lizun, 610-642-8253
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